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                       SECOND AMENDMENT AND SUPPLEMENT TO
                          SECURITY AGREEMENT (PLEDGE)


     THIS SECOND AMENDMENT AND SUPPLEMENT TO SECURITY AGREEMENT (PLEDGE) (this "Second Amendment") is executed as of the 31st day of January, 1997, by and between STERLING CHEMICALS HOLDINGS, INC. (formerly known as Sterling Chemicals, Inc., survivor of merger between STX Acquisition Corp. ["STX Acquisition"] and Sterling Chemicals, Inc.), a Delaware corporation, with its chief place of business and its chief executive office located at 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312 (hereinafter called "Pledgor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as Administrative Agent under the hereinafter defined Credit Agreement (in such capacity, hereinafter called "Secured Party") acting on behalf of itself, the Combined Lenders (hereinafter defined), the Issuing Banks (as defined in the Credit Agreement), Affiliates of the Combined Lenders to the extent provided in clause (h) of the definition of "Obligations" referred to below, the AFB Administrative Agent (hereinafter defined) and the Documentation Agents (as defined in the Guaranty Agreement), with offices at 712 Main Street, 5th Floor, Houston, Texas 77002;

                              W I T N E S S E T H:

     WHEREAS, on June 21, 1996, STX CHEMICALS CORP. (now known as Sterling Chemicals, Inc. and hereinafter called "STX"), Secured Party, Credit Suisse First Boston, as documentation agent, each of the banks and other lending institutions (collectively the "Original Lenders") party to the Credit Agreement and the Issuing Banks entered into that certain Credit Agreement dated as of June 21, 1996 (the "Original Credit Agreement," as amended by First Amendment to Credit Agreement dated of even date herewith and as the same may from time to time be further amended or supplemented, the "Credit Agreement"), whereby, pursuant to which, upon the terms and conditions stated therein, the Original Lenders agreed to make loans to and extensions of credit for the account of STX; and

     WHEREAS, to satisfy one of the terms of the Original Credit Agreement, STX Acquisition executed that certain Security Agreement (Pledge) dated as of August 21, 1996 (as amended and supplemented by First Amendment and Supplement to Security Agreement dated as of August 21, 1996, the "Security Agreement"), in favor of Secured Party, securing the payment of the Obligations (as defined in the Security Agreement); and

     WHEREAS, STX Acquisition has merged with and into Sterling Chemicals, Inc., and Sterling Chemicals, Inc. has changed its name to Sterling Chemicals Holdings, Inc. pursuant to appropriate documents filed with the Secretary of State of Delaware; and

     WHEREAS, STX has changed its name to Sterling Chemicals, Inc. (hereinafter called "Borrower"); and

     WHEREAS, in connection with the AFB Acquisition (as defined in the Credit Agreement), the Borrower, TCB, as administrative agent (the "AFB Administrative Agent"), Credit Suisse First Boston, as documentation agent, and the AFB Lenders (as defined in the Credit Agreement) have entered into that certain Credit Agreement dated of even date herewith, whereby, pursuant to which, upon the terms and conditions stated therein, the AFB Lenders have agreed to make loans to the Borrower up to the aggregate principal amount of $81,000,000; and
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     WHEREAS, pursuant to the terms and conditions of that certain Intercreditor
Agreement dated of even date herewith (as the same may from time to time be amended or supplemented, the "Intercreditor Agreement"), by and among the Borrower, Secured Party, the AFB Administrative Agent, the Original Lenders and the AFB Lenders (the Original Lenders and the AFB Lenders hereinafter individually called a "Combined Lender" and collectively called the "Combined Lenders"), Secured Party has agreed to act on behalf of itself, the Combined Lenders , the Issuing Banks, the AFB Administrative Agent and the Documentation Agents (the "Administrative Agent For Combined Lenders") for purposes of holding and administering the liens and security interests securing the Obligations (hereinafter defined); and

     WHEREAS, Pledgor and Secured Party hereby desire to supplement and amend the Security Agreement to reflect, among other things, the foregoing matters;

     NOW, THEREFORE, for and in consideration of the premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

     1. (a) Certain terms which are defined and/or used in the Security Agreement are hereby amended as follows:

         (i) The term "Agreement," as defined in the Security Agreement, is hereby amended to mean the Security Agreement, as amended and supplemented by this Second Amendment and as the same may from time to time be further amended or supplemented.

         (ii) The term "Credit Agreement," as defined in the Security Agreement, is hereby amended to mean the Original Credit Agreement, as amended by First Amendment to Credit Agreement dated of even date herewith and as the same may from time to time be further amended or supplemented.

         (iii) The terms "Lender" or "Lenders," as used in the Security Agreement, are hereby amended to mean a Combined Lender or the Combined Lenders, as the case may be, unless the context thereof requires otherwise.

         (iv) The term "Obligations," as defined in the Security Agreement, is hereby amended in its entirety to read as follows:

     "Obligations" means: (a) The payment and performance of all Lender Indebtedness (as defined in the Credit Agreement) now or hereafter owing, including, without limitation, such Lender Indebtedness arising out of, pursuant to, or evidenced by (i) the Revolving Credit Notes in the aggregate principal amount of $100,000,000, issued or to be issued by the Borrower under the Credit Agreement, payable to the order of the respective Revolving Credit Lenders and with final maturity on or before March 31, 2003, (ii) the Tranche A Term Notes in the aggregate principal amount of $200,000,000, issued or to be issued by the Borrower under the Credit Agreement, payable to the respective Tranche A Term Loan Lenders in installments and as therein provided, with final maturity being March 31, 2003, (iii) the Tranche B Term Notes in the aggregate principal amount of $150,000,000, issued or to be issued by the Borrower under the Credit Agreement, payable to the respective Tranche B Term Loan Lenders in installments and as therein provided, with final maturity being September 30, 2004, (iv) the ESOP Term Notes in the aggregate principal amount of $6,500,000, issued or to be issued by the Borrower under the Credit Agreement, payable to the

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     respective ESOP Term Loan Lenders in installments and as therein provided, with final maturity being September 30, 2000 (the Revolving Credit Notes, Tranche A Term Notes, Tranche B Term Notes and ESOP Term Notes hereinafter collectively called the "Original Notes"), (v) any Letters of Credit issued or to be issued by an Issuing Bank for the account of the Borrower and described or referred to in the Credit Agreement, any letter of credit agreement executed in connection therewith, and any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit and/or letter of credit agreements executed in connection therewith, and (vi) any and all other Financing Documents (as defined in the Credit Agreement) or other documents executed in connection with or as security for the Credit Agreement, the Original Notes and/or the aforesaid Letters of Credit and letter of credit agreements executed in connection therewith;

          (b) The payment and performance of all Lender Indebtedness (as defined in the AFB Acquisition Credit Agreement) now or hereafter owing, including, without limitation, such Lender Indebtedness arising out of, pursuant to, or evidenced by (i) the AFB Tranche A Term Notes in the aggregate principal amount of $31,000,000, issued or to be issued by the Borrower under the AFB Acquisition Credit Agreement, payable to the respective AFB Tranche A Term Loan Lenders in installments and as therein provided, with final maturity being March 31, 2003, (iii) the AFB Tranche B Term Notes in the aggregate principal amount of $50,000,000, issued or to be issued by the Borrower under the AFB Acquisition Credit Agreement, payable to the respective AFB Tranche B Term Loan Lenders in installments and as therein provided, with final maturity being September 30, 2004 (the Original Notes, AFB Tranche A Term Notes and AFB Trance B Term Notes hereinafter collectively called the "Notes"), and (iv) any and all other Financing Documents (as defined in the AFB Acquisition Credit Agreement) or other documents executed in connection with or as security for the AFB Acquisition Credit Agreement, the AFB Tranche A Term Notes and/or AFB Tranche B Term Notes;

          (c) Any and all renewals, extensions for any period, rearrangements, replacements, substitutions, increases and/or modifications of any or all of the Notes;

          (d) The unpaid principal of and accrued interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition is allowed in such proceeding) the Notes;

          (e) The performance by Pledgor of all the terms, agreements and obligations of Pledgor pursuant to this Agreement, and the payment and performance of all obligations of Pledgor, the Borrower or any other Obligor arising out of, pursuant to, or incurred in connection with any other Financing Document (as defined in the Credit Agreement and the AFB Acquisition Credit Agreement) and any and all other instruments and documents executed in connection therewith or pursuant thereto;

          (f) The obligation of the Borrower to otherwise reimburse Secured Party, the Documentation Agent, the Issuing Banks or any Lender, whether on

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     account of fees, indemnities, costs, taxes and expenses (including all taxes, expenses and disbursements described in Sections 2.20 or 8.04 of the Credit Agreement and the AFB Acquisition Credit Agreement) or otherwise;

          (g) Any and all other sums payable to Secured Party, the Documentation Agent, the Issuing Banks and/or any Lender under or in respect of any Financing Document (as defined in the Credit Agreement and the AFB Acquisition Credit Agreement); and

          (h) Payment of and performance of any and all present or future obligations of the Borrower according to the terms of any present or future Hedge Agreement or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and Secured Party or any Lender or any Affiliate of any Lender.

     (v) The term "Secured Party," as defined in the Security Agreement, is hereby amended to mean TCB, as Administrative Agent under the Credit Agreement, acting on behalf of the Combined Lenders, the Issuing Banks and, to the extent herein provided, Affiliates of the Combined Lenders.

     (b) Section 2.02 is further amended and supplemented by adding thereto the following new definitions to read in their entirety as follows:

          "AFB Acquisition Credit Agreement" means that certain Credit Agreement dated as of January 31, 1997, among the Borrower, TCB, as administrative agent, Credit Suisse First Boston, as documentation agent, and each of the lenders that is a signatory thereto or which becomes a party thereto as provided in Section 8.07 thereof, as the same may from time to time be amended or supplemented.

          "AFB Tranche A Term Notes" means the Tranche A Term Notes defined and described in the AFB Acquisition Credit Agreement.

          "AFB Tranche B Term Notes" means the Tranche B Term Notes defined and described in the AFB Acquisition Credit Agreement.

          "Intercreditor Agreement" has the meaning assigned to that term in the Second Amendment.

          "Second Amendment" means that certain Second Amendment and Supplement to Security Agreement (Pledge) dated as of January 31, 1997, by and between Pledgor and Secured Party."

     (c) All capitalized terms used but not defined in this Second Amendment which are defined in the Security Agreement or the Credit Agreement shall have the same meanings herein as therein unless the context otherwise requires.

     2.   Section 6.02 of the Security Agreement is hereby amended as follows:

     (a) by deleting the term "Required Lenders" from the second line thereof and substituting therefor the phrase "Combined Required Lenders (as defined in the Intercreditor Agreement)";

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     (b)  by deleting the term "Credit Agreement" from the third line thereof and substituting therefor the phrase "Credit Agreement, the AFB Acquisition Credit Agreement or the Intercreditor Agreement, as applicable"; and

     (c) by deleting the term "Credit Agreement" from the first line of subsection 6.02(a) and substituting therefor the phrase "Credit Agreement, the AFB Acquisition Credit Agreement or the Intercreditor Agreement, as applicable."

     3. On and after the date on which this Second Amendment becomes effective, the terms "Security Agreement," "hereof," "herein," "hereunder" and terms of like import, when used in the Security Agreement shall, except where the context otherwise requires, refer to the Security Agreement, as amended and supplemented hereby.

     4. Except as amended and supplemented by this Second Amendment, the Security Agreement shall remain in full force and effect and shall be fully binding upon Pledgor. Pledgor hereby reaffirms all covenants, representations and warranties made in the Security Agreement, as amended and supplemented hereby.

     5. This Second Amendment shall benefit and bind the parties hereto and their respective assigns, successors and legal representatives.

     6. The Security Agreement, as amended and supplemented hereby, is subject to the terms and conditions of the Intercreditor Agreement.

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     WITNESS THE EXECUTION HEREOF as of the date first above written.

PLEDGOR:                        STERLING CHEMICALS HOLDINGS, INC.
                                (formerly known as Sterling Chemicals, Inc., survivor of merger between STX Acquisition Corp. and Sterling Chemicals, Inc.)



                                By: /s/ JIM P. WISE
                                   ----------------------------------------
                                Name:   Jim P. Wise
                                Title:  Vice President and Chief Financial
                                        Officer

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SECURED PARTY:                      TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as Administrative Agent



                                    By: /s/ P. STAN BURGE
                                       -----------------------------------
                                    Name:   P. Stan Burge
                                    Title:  Vice President

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